PROMISSORY NOTE

U.S. $30,000,000	Dated: September 20, 2011

FOR VALUE RECEIVED, Bluegreen Corporation (“Borrower”), hereby promises to pay to the order of CAPITALSOURCE BANK, a California industrial bank, in its capacity as administrative agent, payment agent and collateral agent (in such capacities, the “Agent”), for the benefit of the lenders from time to time a party to the Loan and Security Agreement (as defined below), the unpaid principal amount at any time outstanding, which shall not exceed Thirty Million Dollars and No/100 ($30,000,000) (the “Loan”), with interest thereon and all other Obligations with respect to the Loan under that certain Loan and Security Agreement dated as of September 20, 2011, among Borrower, Agent and the lenders from time to time party to said Loan and Security Agreement (collectively, the “Lenders”) (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), on the Maturity Date or otherwise at the times and in the manner set forth in the Loan and Security Agreement. Capitalized terms used but not defined herein shall have the meanings given them in the Loan and Security Agreement.

1. Interest Payments.

(a) Borrower hereby promises to pay interest as provided in the Loan and Security Agreement on the outstanding principal amount of the Loan from the date advanced by Agent or the Lenders to Borrowers, or any of them, until such principal amount is irrevocably paid in full in the lawful currency of the United States of America (“Dollars”) in immediately available funds. Interest on the outstanding principal amount of the Loan shall be due and payable in accordance with the terms of the Loan and Security Agreement.

(b) Any payments of principal or interest or other amounts on or payments under this Promissory Note (this “Note”) shall be paid to Agent only by wire transfer or certified funds on the date when due, without offset or counterclaim, in Dollars in immediately available funds as required in the Loan and Security Agreement. Notwithstanding and without limiting or being limited by any other provision of this Note, any payments or prepayments received upon termination or otherwise under this Note shall be credited and applied in such manner and order in accordance with the terms of the Loan and Security Agreement.

2. Principal Payment and Maturity. Unless earlier due and payable or accelerated under the Loan and Security Agreement, this Note shall mature, and the outstanding principal balance hereunder and other then due payment Obligations with respect to the Loan, shall become due and payable in full on the Maturity Date. Borrower promises to make all payments of principal as and when required under the Loan and Security Agreement.

3. Default Rate. Notwithstanding any other provision of this Note, the Default Rate set forth in the Loan and Security Agreement shall apply to this Note as and when provided therein.

4. Loan and Security Agreement and Security Documents.

(a) This Note is referred to in, made pursuant to, and entitled to the benefits of the Loan and Security Agreement. The Loan and Security Agreement, among other things, (i) provides for the making of the Loan by Agent and Lenders to Borrower in the Dollar amount first mentioned above, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified and (iii) contains provisions defining a Default, and any cure periods therefore, and an Event of Default and the rights and remedies of Agent and Lenders upon the occurrence of an Event of Default.

(b) This Note is a secured note, entitled to the benefits of and security interests granted in, among other things, the Loan and Security Agreement and the other Security Documents.

5. Prepayments. This Note may not be prepaid in whole or in part except as provided in the Loan and Security Agreement. No payment or prepayment of any amount shall entitle any Person to be subrogated to the rights of Agent or any Lender hereunder or under the Loan and Security Agreement unless and until the Obligations have been paid irrevocably in full in cash.

6. Payments Due on a Day other than a Business Day. If any payment to be made on or under this Note is stated to be due or becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

7. Waivers. Borrower hereby waives demand, presentment, protest, notice of dishonor or non-payment, as well as all defenses with respect to this Note, the Loan and Security Agreement and/or any Obligation, notice of acceptance hereof, and all other demands and notices of any description, except such as are expressly provided for herein or in the Loan and Security Agreement. The pleading of any statute of limitations as a defense to any demand against Borrower hereunder is expressly waived by Borrower. No course of action or dealing, renewal, release or extension of this Note or any Loan Document or any rights hereunder or thereunder, release of Borrower of the Obligations, or delay, failure or omission on Agent or any Lender’s part in enforcing this Note or any other Loan Document or in exercising or enforcing any right, remedy, option or power hereunder or under any other Loan Document shall affect the liability of Borrower of the Obligations or operate as a waiver of such or any other right, remedy, power or option or of any default, nor shall any single or partial exercise of any right, remedy, option or power hereunder or under any other Loan Document affect the liability of Borrower of the Obligations or preclude any other or further exercise of such or any other right, remedy, power or option. No waiver of any one or more defaults in the performance of any of the provisions of this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. Borrower hereby waives the right to assert that Borrower has not assigned and pledged to Agent or any Lender a valid and enforceable assignment of or Lien on any Collateral, subject to restrictions of Applicable Law and the terms of the Loan Documents, in any action or procedure brought by Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent or the Lenders, or any of them, in and to, any Collateral. Notwithstanding any other provision of any Loan Document, Agent and the Lenders’ completion of the closing under the Loan and Security Agreement and/or the making of Advances shall not constitute a waiver of any breach of any representation or warranty under any Loan Document, and all of Agent and the Lenders’ claims and rights resulting from any such breach or misrepresentation are specifically reserved.

  8. Exercise of Rights.

(a) Agent shall have the right in its sole discretion to determine which rights, powers, Liens, security interests or remedies Agent may at any time pursue, relinquish or subordinate or to determine to take any other action with respect thereto, and such determination will not in any way modify or affect any of Agent or the Lenders’ rights, powers, Liens, security interests or remedies hereunder or under any of the Loan Documents, under Applicable Law or at equity.

(b) The enumeration of any rights and remedies in the Loan and Security Agreement or any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent or the Lenders described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent or the Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

9. Lawful Limits. This Note is expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent and/or the Lenders for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Agent and/or the Lenders, or any of them, shall have received interest or any other charges of any kind which might be deemed to be interest under Applicable Law in excess of the maximum lawful rate, then such excess shall be applied as set forth in Section 3.1 of the Loan and Security Agreement. The terms and provisions of this Section 9 shall control to the extent any other provision of this Note, the Loan and Security Agreement or any other Loan Document is inconsistent herewith.

10. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of laws provisions.

BLUEGREEN CORPORATION,
a Massachusetts corporation

By:
Name:
Title: